UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. 1)

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Knoll, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SUPPLEMENT TO THE PROXY STATEMENT OF KNOLL, INC.
DATED MARCH 29, 2018 FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 8, 2018

On February 6, 2018, the Board of Directors (the “Board”) of Knoll, Inc. (the “Company”) approved, subject to stockholder approval, the Knoll, Inc. 2018 Stock Incentive Plan (the “Stock Incentive Plan”).  On or about March 29, 2018, the Company made available a proxy statement (the “Proxy Statement”) to its stockholders describing the matters to be voted on at the Annual Meeting of Stockholders to be held on May 8, 2018 (the “Annual Meeting”), including a proposal to approve the Stock Incentive Plan (Proposal Number 2).  As more fully set forth in the Proxy Statement, the Stock Incentive Plan set aside and reserved for issuance 2,500,000 million shares of the Company’s Common Stock.

After making the Proxy Statement available to stockholders, the Company was informed by Institutional Shareholder Services (“ISS”) that the Stock Incentive Plan received an unfavorable recommendation in part because the shareholder value transfer (SVT) for the Stock Incentive Plan as originally proposed, as determined by ISS using its proprietary model, is greater than the benchmark calculated by ISS.

Although the Company disagrees with the ISS recommendation, it has decided to amend the Stock Incentive Plan in order to reduce the number of shares set aside and reserved for issuance, and thereby, reduce the shareholder value transfer (SVT) of the Stock Incentive Plan.  Accordingly, on April 9, 2018, the Company approved an Amendment and Restatement of the Stock Incentive Plan, reducing the proposed number of shares reserved for issuance from 2,500,000 to 2,000,000 shares.  There are no other changes to the Stock Incentive Plan as amended and restated.  The Stock Incentive Plan, as amended and restated, will be presented for stockholder approval at the Company’s Annual Meeting. The Board unanimously recommends a vote "FOR" the approval of the Stock Incentive Plan.

A copy of the Stock Incentive Plan, as amended and restated, is attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on April 9, 2018 with the Securities and Exchange Commission, a free copy of which may be obtained at the SEC’s website, www.sec.gov.

Any vote “FOR” or “AGAINST” the Stock Incentive Plan using the proxy card made available previously by the Company to stockholders, or using the voting instruction card or via the Internet site or telephone number made available previously to beneficial owners by a broker, bank or other nominee, will be counted as a vote “FOR” or “AGAINST” the amended and restated Stock Incentive Plan, as described above.  If any stockholder has already returned his or her properly executed proxy card or voted via the Internet or by telephone and would like to change his or her vote on any matter, such stockholder may revoke his or her proxy before it is voted at the Annual Meeting by submission of a proxy bearing a later date or by the Internet, by telephone, by mail (if permitted by a broker, bank or other nominee) or by attending the Annual Meeting in person and casting a ballot or as otherwise described in the Proxy Statement.  If any stockholder would like a new proxy card or has any questions, he or she should contact Michael A. Pollner, Corporate Secretary, 1235 Water Street, East Greenville, PA 18041, or at (215) 679-7991.

This Supplement to the Proxy Statement is first being released to stockholders on or about April 9, 2018, and should be read together with the Proxy Statement.  The information contained in this Supplement to the Proxy Statement modifies or supersedes any inconsistent information contained in the Proxy Statement.

/s/Michael A. Pollner

Michael A. Pollner
Senior Vice President, Chief Administrative Officer,
General Counsel & Secretary

April 9, 2018